Exhibit 99.1

ChinaCast Education Appoints Doug Woodrum Interim Chief Financial Officer

Board Initiates Search for Permanent CEO and CFO

Beijing, March 27, 2012 -- ChinaCast Education Corporation (“ChinaCast” or the “Company”, NASDAQ: CAST), a leading post-secondary education and e-learning services provider in China, today announced that its board of directors had appointed Doug Woodrum as interim Chief Financial Officer and Secretary, effective immediately, replacing Antonio Sena, who stepped down as Chief Financial Officer and Secretary.

“The appointment of Doug Woodrum, a seasoned executive with years of experience both as a U.S. public company CFO and as an investor in China, highlights our strategy of attracting top talent to ChinaCast and shows our commitment to continue to build upon our position as the leading post-secondary education company in China. His steady hand will keep us on course as we look forward to a new era of success,” said Derek Feng, Chairman and CEO of the Company.

“Our immediate priority will be to visit our offices, centers and campuses and work closely with our talented employees to ensure that our students and customers can continue to expect the highest-quality education and services from us,” added Feng. “We intend to share our plans for ChinaCast with shareholders and other stakeholders as soon as practicable thereafter.”

The Company is also initiating a search for a new permanent CEO and new permanent CFO, led by the compensation committee of the board of directors of the Company. In light of Woodrum’s appointment as interim Chief Financial Officer, director Stephen Markscheid will replace Woodrum as a member of ChinaCast’s audit and compensation committees.

Woodrum has served on the Company’s board of directors since January 2012. At the time of his appointment, Woodrum was a private investor. From 2006 to 2009, Woodrum served as a research analyst for Jayhawk Capital Management, a private equity firm focused on investing in small- and medium-sized businesses operating in China. From 1998 to 2005, Woodrum was the Chief Financial Officer of CNET Networks, Inc., an online media company, where his responsibilities included raising capital for growth, business model development, financial reporting, annual budgeting, long-term planning, acquisitions, investor relations and tax. Woodrum received his B.B.A. in finance and accounting from the University of Iowa.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities: The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan. These universities offer four year and three year, career-oriented bachelor’s degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends may involve a number of risks and uncertainties including, among others, the risk factors listed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other publicly-available filings with the SEC. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation

Michael Santos, President-International

+1-347-788-0030

mjsantos@chinacasteducation.com

MZ North America
Ted Haberfield, President
+1-760-755-2716
thaberfield@mzgroup.us